Exhibit 99.1

FOR IMMEDIATE RELEASE



BANKATLANTIC BANCORP APPOINTS D. KEITH COBB
TO ITS BOARD OF DIRECTORS

     FORT LAUDERDALE, FL January 7, 2003 BankAtlantic Bancorp (NYSE:BBX), the parent company of BankAtlantic, Levitt Companies and Ryan Beck & Co., today announced the appointment of D. Keith Cobb to its Board of Directors.

     In 2002, Mr. Cobb completed a six-year term as a member of the Board of Directors of the Federal Reserve Bank of Atlanta, Miami Branch. During his 32-year career with KPMG, Mr. Cobb held several senior leadership positions, including National Managing Partner - Financial Services and senior member of the firm's Management Committee. For the past several years, Mr. Cobb served as a business consultant and strategic advisor to a number of companies. Prior to that, he was Vice Chairman and Chief Executive Officer of Alamo Rent-A-Car, Inc. until its sale in 1996.

     Mr.  Cobb   currently   serves  on  the  Boards  of  Directors  of  Chateau
Communities, Inc. (NYSE: CPJ), RHR International, Inc., CRA Investment Fund, First Fleet Corporation, and Capitol Guaranty Corporation.

     "We are extremely pleased that Keith has joined the BankAtlantic Bancorp Board," said Alan B. Levan, the company's Chairman and Chief Executive Officer. "Keith brings extensive management experience to the table, and we anticipate that we will find his insight and guidance to be of significant value to our Board."

     In addition to Mr. Cobb's professional accomplishments, he is also very involved in several community organizations in South Florida. Mr. Cobb currently serves as a board member of the Broward Workshop, the United Way and Nova Southeastern University School of Business and Entrepreneurship. Mr. Cobb's additional leadership roles have included serving as Chairman of several public service organizations, including the Community Foundation of Broward; the United Way of Broward County; the Museum of Discovery and Science; and the Broward Public Library Foundation.

Mr. Cobb graduated with honors from the University of Southern Mississippi.

###
     About  BankAtlantic   Bancorp:   BankAtlantic  Bancorp  (NYSE:  BBX)  is  a
diversified financial services holding company and the parent company of BankAtlantic, Levitt Companies, and Ryan Beck & Co. Through these subsidiaries, BankAtlantic Bancorp provides a full line of products and services encompassing consumer and commercial banking, brokerage and investment banking, and real estate development. BankAtlantic Bancorp is one of the largest financial institutions headquartered in the State of Florida. BankAtlantic, "Florida's Most Convenient Bank" is one of the largest financial institutions headquartered in Florida and provides a comprehensive offering of banking services and products via its broad network of community branches throughout Florida and its online banking division - BankAtlantic.com. BankAtlantic has 73 branch locations, operates more than 190 conveniently located ATMs and offers extended hours. Visit BankAtlantic's Website for further information at www.BankAtlantic.com.

Seven-Day Branch Banking- Monday through Sunday.
Extended branch lobby hours are 8:30 A.M. - 5:00 P.M., Monday through Wednesday, and 8:30 A.M. - 8:00 P.M., Thursday and Friday.

Extended drive-thru hours are 7:30 A.M. - 8:00 P.M., Monday through Wednesday, and 7:30 A.M. - 8:00 P.M., Thursday and Friday.

Saturday branch lobby hours are 8:30 A.M. - 3:00 P.M., and drive-thru hours are 7:30 A.M. - 6:00 P.M.

Sunday branch lobby hours are 11:00 A.M. - 4:00 P.M., and drive-thru hours are 11:00 A.M. - 4:00 P.M.

     Levitt Companies is the parent company of Levitt and Sons and Core Communities. Levitt and Sons, America's oldest homebuilder and first to build planned suburban communities, currently develops single and multi-family homes for active adults and families throughout Florida.

     Core Communities develops master-planned communities in Florida, including its original and best known, St. Lucie West a 4,600-acre community with 4,000 built and occupied homes, 150 businesses employing 5,000 people and a university campus. New master-planned developments include Westchester, now under development on Florida's Treasure Coast in St. Lucie County, featuring 5,600 residences, a commercial town center and a world-class corporate park.

     Ryan Beck & Co. is a full-service broker dealer engaging in underwriting, market making, distribution, and trading of equity and debt securities. The firm also provides money management services, general securities brokerage, including financial planning for the individual investor, consulting and financial advisory services to financial institutions and middle market companies. Ryan Beck & Co. also provides independent research in the financial institutions, energy, healthcare, technology, and consumer product industries. Ryan Beck & Co. has in excess of 600 retail account executives located in 38 offices nationwide. For further information, please visit our websites:

BankAtlantic:
BankAtlantic.com
Levitt and Sons:
LevittandSons.com
Core Communities:
CoreCommunities.com
Levitt Commercial:
LevittCommercial.com
Ryan Beck & Co.:
RyanBeck.com
Cumberland
Advisors:
Cumber.com
GMS Group:
GMSgroup.com

     If you would like to receive future news releases or announcements directly via E-mail, please access the E-News banner on the Investor Relations page at www.BankAtlantic.com.

BankAtlantic Bancorp Contact Info:

Investor Relations,
Leo Hinkley
Tel: (954) 760-5317
InvestorRelations@BankAtlantic.com

BankAtlantic Public Relations
Hattie Harvey
Tel: (954) 760-5383
hharvey@BankAtlantic.com

Boardroom Communications
Caren Burg,
Tel: (954) 370-8999
caren@boardroompr.com